UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2008

ImageWare Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15757	33-0224167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on December 21, 2007 (the “Initial Form 8-K”), ImageWare Systems, Inc. (the “Company”) completed the purchase of certain assets (the “Acquired Assets”) of Sol Logic, Inc. (“Sol Logic”) pursuant to an Asset Purchase Agreement, dated December 19, 2007 (the “Purchase Agreement”), entered into by and among the Company, Sol Logic, Frank Mitchell, a shareholder of Sol Logic, and Wink Jones, as Sol Logic’s representative (the “Representative”).  On March 6, 2008, the Company filed Amendment No. 1 on Form 8-K/A to the Initial Form 8-K (the “Amended Form 8-K”) reporting that on March 6, 2008, the Company entered into an oral agreement with the Representative to amend the Purchase Agreement to adjust the purchase price of the Acquired Assets and provide for related payment terms.

This Amendment No. 2 on Form 8-K/A is being filed to update certain information set forth under Items 1.01, 2.01 and 3.02 of the Amended Form 8-K relating to the shares of the Company’s common stock (“Common Stock”) to be held in escrow and the additional shares of Common Stock to be registered by the Company in connection with the above-referenced oral agreement between the Company and the Representative.  The information provided herein shall supersede the information previously reported in the corresponding sections of the Amended Form 8-K.  There are no changes to Item 9.01 of the Amended Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2008, the Company entered into an oral agreement with the Representative (the “Amendment”) to amend the Purchase Agreement, as previously reported on the Amended Form 8-K.  The Company and the Representative have not yet executed a written agreement with respect to the Amendment, which is in the process of being prepared.  The transactions contemplated by the Amendment will be consummated upon execution of the written agreement.

The Amendment provides that in consideration for the Acquired Assets, the Company shall issue to Sol Logic an aggregate of 677,940 shares of restricted Common Stock (the “Initial Shares”). Of these shares, 467,545 were issued to Sol Logic on December 19, 2007, the date of the Purchase Agreement. The remaining 210,395 shares will be issued to Sol Logic upon the effectiveness of the Amendment. In addition, in the event the Company’s revenues on certain specified products set forth in the Amendment either equal or exceed $3,000,000 for the six-month period commencing on March 6, 2008 and ending on September 6, 2008 or equal or exceed $5,000,000 for the eighteen-month period commencing on March 6, 2008 and ending on September 6, 2009, the Company will be obligated to issue that number of additional shares of its common stock (the “Additional Shares”) obtained by dividing $1,921,924 by the greater of $1.10 or the volume weighted average closing price of the Company’s common stock over the 20 trading-day period immediately prior to the date the Additional Shares are issued, subject to the terms of the escrow described below.  Pursuant to the Amendment, the maximum number of Additional Shares that may be issued are 1,747,204.

In connection with the Amendment, the Company has agreed to register an additional 371,755 of the Initial Shares, for a total of 677,940 shares of Common Stock, for resale by Sol Logic pursuant to the Registration Rights Agreement, dated December 19, 2007, by and among the Company, Sol Logic and the Representative, as previously reported on the Initial Form 8-K.

In the event any Additional Shares become issuable pursuant to the amended Purchase Agreement, approximately 47.5% of these shares will be deposited by the Company into an escrow account to satisfy any indemnification and reimbursement claims of the Company, and the remaining shares will be issued directly to Sol Logic.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information disclosed under Item 1.01 of this Current Report on Form 8-K/A with respect to the execution of the Amendment is incorporated by reference into this Item 2.01 in its entirety.

Item 3.02  Unregistered Sale of Equity Securities

The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

The issuance of shares of restricted common stock of the Company in consideration for the acquisition of certain assets of Sol Logic are exempt from registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

                Not required.

(b) Pro Forma Financial Information.

                Not required.

This Current Report on Form 8-K/A may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements made with respect to the Company’s oral agreement regarding the Amendment and its ability to execute a definitive agreement reflecting the Amendment.  Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: March 12, 2008
	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer